Exhibit 10.85

PRICELINE.COM INCORPORATED 1999 OMNIBUS PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) made as of the     day of                        by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and                                          (the “Participant”).

W I T N E S S E T H:

Pursuant to terms of the priceline.com Incorporated 1999 Omnibus Plan (the “Plan”), the Board of Directors of the Company has authorized this Agreement.  The Participant has been granted on [February      , 2005] (the “Grant Date”), subject to execution of this Agreement, the number of restricted shares of Company Stock (the “Restricted Stock”) set forth below.  Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

1.                                       The Grant

(a)                                  Subject to the terms and conditions set forth herein, the Participant is granted                            (               )shares of Restricted Stock.

(b)                                 Subject to Section 2 hereof, one-fourth (1/4) of the Restricted Stock granted under this Agreement shall vest on [February 28, 2006] (the “Initial Vesting Date”) and an additional one-fourth (1/4) of the Restricted Stock granted under this Agreement shall vest on each of the first, second and third anniversaries of the Initial Vesting Date if on each such vesting date, the Participant has been in Continuous Service through such date.  For avoidance of doubt, there shall be no proportionate or partial vesting in the periods prior to each vesting date and vesting shall occur only on the applicable vesting dates pursuant to this Section 1(b).  Upon satisfaction of the vesting requirements set forth in this Section 1(b), the restrictions on the vested Restricted Stock, as set forth in Section 2 of this Agreement, shall lapse.  For purposes of this Agreement, “Continuous Service” shall mean the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, is not interrupted or terminated.

2.                                       Effect of Termination of Continuous Service; Change in Control

(a)                                  Subject to Section 2(b) below, upon the Participant’s termination of Continuous Service, the unvested portion of the Restricted Stock granted under this Agreement shall be immediately forfeited and canceled.

(b)                                 In the event of a Change in Control, the Participant shall be fully vested in all Restricted Stock granted under this Agreement, if  (i) the Participant was in Continuous Service immediately prior to the Change in Control and (ii) the Participant remains in Continuous Service through the date which is six (6) months after the effective date of the Change in Control.  In the event that the Participant’s Continuous Service is terminated (other than for Cause) by the Company in anticipation of a Change in Control or within six (6) months after the effective date of a Change in Control, then the Participant shall be fully vested in all Restricted Stock granted under this Agreement.  The determination of whether the Participant’s Continuous Service is terminated by the Company in anticipation of a Change in Control shall be made by the Company, in its sole discretion.

(c)                                  For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)                                  individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                               the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the

Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)                              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (I) if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person, a Change in Control of the Company shall then be deemed to occur and (II) the acquisition following the Effective Date of Company Voting Securities by Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates shall be deemed not to result in a Change in Control until such time as Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates become the Beneficial Owners in the aggregate of 50% or more of the combined voting power of Company Voting Securities (and for this purpose the preceding clause (I) shall not apply).

(d)                                 For the purposes of Section 2(c), the following terms shall have the following meanings:

(i)                                     “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

(ii)                                  “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(iii)                               “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

3.                                       Nontransferability of Grant

Except as otherwise provided herein or in the Plan, no unvested Restricted Stock shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process.  Prior to the vesting of any Restricted Stock, no transfer of the Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

4.                                       Dividend and Distribution Rights

The Committee in its discretion may require any dividends or distribution paid on the Restricted Stock be held in escrow until all restrictions on such Restricted Stock have lapsed.

5.                                       Stock; Adjustment Upon Certain Events.

(a)                                  Stock to be issued under this Agreement shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.

(b)                                 The existence of this Agreement and the Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

6.                                       Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

7.                                       Other Conditions

The transfer of any shares of Restricted Stock shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of

Restricted Stock are in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

8.                                       Withholding Taxes

(a)                                  The Participant shall be liable for any and all taxes and contributions of any kind required by law to be withheld with respect to the vesting of Restricted Stock (including Secondary Class 1 National Insurance Contribution amounts determined in accordance with Section 8(b) below).  The Participant agrees that the Participant’s employer (the “Employer”) may, in its discretion, (i) require the Participant to remit to the Employer on the date on which the Restricted Stock vests cash in an amount sufficient to satisfy all applicable required withholding taxes and contributions related to such vesting, or (ii) deduct from his regular salary payroll cash, on a payroll date following the date on which the Restricted Stock vests, in an amount sufficient to satisfy such obligations.

(b)                                 The vesting of Restricted Stock is subject to the execution of a joint election between the Employer and the Participant being formally approved by Inland Revenue and remaining in force thereafter to provide for the transfer of any Secondary Class 1 National Insurance Contribution liability in connection with the Participant’s vesting in Restricted Stock.  By accepting the Restricted Stock, Participant hereby consents to and agrees to satisfy any liability the Employer realizes with respect to Secondary Class 1 National Insurance Contribution payments required to be paid by the Employer in connection with the Restricted Stock.  If the Company determines that any additional consents and/or elections are required to accomplish the foregoing, Participant agrees to provide them promptly upon request.

9.                                       Distribution of Restricted Stock

Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Sections 2 and 3 shall lapse with respect to such vested Restricted Stock.  Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Participant a certificate evidencing such Stock.

10.                                 Data Privacy

The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the priceline.com Incorporated 1999 Omnibus Plan.  The Participant hereby understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Restricted Stock or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Union), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon vesting of the Restricted Stock.  The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative.

11.                                 Nature of Grant

The Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;  (b) the grant of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock, even if Restricted Stock has been granted repeatedly in the past; (c) all decisions with respect to future Restricted Stock grants, if any, will be at the sole discretion of the Company; (d) Participation in the Plan is voluntary; (e) the Restricted Stock is not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the future value of the underlying shares is unknown and cannot be predicted with certainty; and (g) in consideration of the grant of Restricted Stock, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock or diminution in value of the Restricted Stock or shares received upon vesting including (without limitation) any claim or entitlement resulting from termination of the Participant’s active employment by the Company or a Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant hereby releases the Company and its Subsidiaries and Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Restricted Stock Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.

12.                                 Miscellaneous

(a)                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.

(b)                                 No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(c)                                  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

(d)                                 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(e)                                  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(f)                                    The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(g)                                 All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(h)                                 The Plan and this Agreement constitute the entire Agreement and understanding between the parties with respect to the matters described herein and supercede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

(i)                                     This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

(j)                                     The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRICELINE.COM INCORPORATED

By:

Participant

Name

Signature